By-Laws

of

NL INDUSTRIES, INC.

AS RESTATED

December 1, 2007

TABLE OF CONTENTS

ARTICLE                           TITLE                                                                                                     PAGE

I                           OFFICES AND RECORDS OF CORPORATION

II                           SHAREHOLDER ACTION

III                           BOARD OF DIRECTORS

IV                           EXECUTIVE COMMITTEE AND OTHER COMMITTEES

V                           ELECTION AND REMOVAL OF OFFICERS

VI                           OFFICERS

VII                           AUTHORIZED SIGNATURES

VIII                           BENEFIT PLANS

IX                           TRANSFER OF STOCK

X                           FISCAL YEAR

XI                           SEAL OF CORPORATION

XII                           AMENDMENTS

XIII                           INDEMNIFICATION

XIV                           ACQUISITION OF SHARES

By-Laws

of

NL INDUSTRIES, INC.

As Restated

December 1, 2007

ARTICLE I

OFFICES AND RECORDS OF CORPORATION

The registered office of the Corporation is and shall be at 28 W. State Street, Trenton, New Jersey 08608 or at such other place in that State as may from time to time be designated by the Board of Directors or the Executive Committee.  The registered agent of the Corporation at such address is and shall be The Corporation Trust Company or such other agent as may from time to time be appointed by the Board of Directors or the Executive Committee.  The Corporation may have one or more offices and keep the books of the Corporation outside the State of New Jersey.

ARTICLE II

SHAREHOLDER ACTION

2.1  Annual Meeting.  The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place and at such time as may from time to time be designated by the Board of Directors or the Executive Committee and stated in the notice of the meeting.

2.2  Action Without A Meeting.  Any action required or permitted to be taken by the shareholders of the Corporation, other than the annual election of directors and the approval of certain other transactions which pursuant to the New Jersey Business Corporation Act (the “Act”) require the unanimous consent of all shareholders entitled to vote thereon, may be taken without a meeting upon the written consent of the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the shareholders of the Corporation entitled to vote thereon were present and voting, and any action so taken shall have the same force and effect for all purposes as if such action were taken at a meeting of the shareholders of the Corporation.

2.3  Special Meetings of Common Stock Holders.  Except as otherwise required by law and subject to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, special meetings of shareholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Chairman of the Board, the President or the Executive Committee, or (iii) the holders of at least 10% of the shares of the Corporation that would be entitled to vote at such meeting.  Special meetings of the shareholders shall be held at the registered office of the Corporation or at such other place and at such time as may from time to time be specified by the person or persons calling the meeting.

2.4  Special Meetings of Preferred Stock Holders.  Special meetings of the holders of the Preferred Stock shall be called by the Chairman, the President, the Board of Directors or the Executive Committee under the circumstances provided in Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) to be held, subject to the provisions of said Article IV, at the registered office of the Corporation or at such other place and at such time as may from time to time be specified by the person or persons calling the meeting.

2.5  Notice of Meetings.  Except as otherwise provided by law, written notice of the time, place and purpose or purposes of each meeting of the shareholders and each meeting of the holders of any class of shares shall be given by the Secretary by mail or personal service to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  Notice to a shareholder shall be deemed to be given when deposited in the mail addressed to him at his last address as it appears on the records of the Corporation.

2.6  Voting.  Except as otherwise provided by law, at all meetings of shareholders and for all purposes, the holders of shares of Common Stock shall be entitled to one (1) vote per share and the holders of shares of a series of Preferred Stock shall be entitled to such votes (if any) to which such shares of Preferred Stock are entitled under the terms of the resolution or resolutions providing for the issue of such series of shares adopted by the Board of Directors, in person or by proxy, for each outstanding share of Common Stock or of a series of Preferred Stock with voting rights standing in his or her name on the books of the Corporation on the date prescribed for the determination of shareholders entitled to vote at any such meeting, or any adjournment thereof.  Except insofar as the same shall be inconsistent with the provisions of Article IV of the Certificate relating to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, (a) the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting and (b) whenever the holders of any class of shares are entitled to vote separately on a specified item of business, the holders of shares of such class entitled to cast a majority of the votes shall constitute a quorum of such class for the transaction of such specified item of business.  No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution.

2.7  Confidential Voting.  All proxies, ballots and vote tabulations that identify the particular vote of a shareholder shall be kept confidential, except that disclosure may be made (i) to allow the inspectors of election (the “inspectors”) to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) when expressly requested by such shareholder.

Proxy cards shall be returned in envelopes addressed to the inspectors, which shall receive, inspect and tabulate the proxies.  The inspectors shall not be directors, officers or employees of the Corporation.

Comments written on proxies, consents or ballots will be transcribed and provided to the Secretary of the Corporation with the name and address of the shareholder.  The vote of the shareholder will not be disclosed at the time any such comment is provided to the Secretary except where such vote is included in the comment or disclosure is necessary, in the opinion of the inspectors, for an understanding of the comment.

Nothing in this By-Law shall prohibit the inspectors from making available to the Corporation, during the period prior to any annual or special meeting, information as to which shareholders have not voted and periodic status reports on the aggregate vote.

2.8  Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders, or at any meeting of the holders of any class of shares, or any adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors or the Executive Committee shall fix, in advance, a date not less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action as the record date for any such determination of shareholders.

2.9  Listing of Shareholders.  The Corporation's stock transfer agent shall make and certify a complete list of the shareholders or of any class of shareholders entitled to vote at each meeting of such shareholders or any adjournment thereof.  Such list shall be (a) arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; (b) produced at the time and place of the meeting; (c) subject to the inspection of any shareholder during the meeting; and (d) prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

2.10  Inspectors of Election.  Election of directors shall be conducted by one or more inspectors.  The Board of Directors or the Executive Committee shall, in advance of any meeting of the shareholder or any meeting of the holders of any class of shares, appoint such inspectors to act at such meeting or any adjournment thereof.  If such inspectors are not so appointed or shall fail to qualify, appear or act, the presiding officer of the meeting shall make such appointment.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  No person shall be elected a director at a meeting at which he has served as an inspector.

ARTICLE III

BOARD OF DIRECTORS

3.1   Number, Election and Terms.  Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, the number of the directors of the Corporation shall be not less than one nor more than 17 persons.  Additional directors may be elected by the holders of shares of a series of Preferred Stock in the circumstances set forth in Article IV of the Certificate or any resolution or resolutions providing for the issuance of such series of shares adopted by the Board of Directors.  The exact number of directors within the minimum and maximum limitations specified in this section and the Certificate shall be fixed from time to time, (i) except as provided in (ii) below, by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (ii) by the shareholders pursuant to a resolution adopted by a majority of the shareholders of the Corporation entitled to vote for the election of directors.

3.2  Newly Created Directorships and Vacancies.  Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however, that any vacancy resulting from an increase in the Board of Directors which is the result of a resolution adopted by the shareholders of the Corporation may be filled by the shareholders of the Corporation in accordance with the Act and any other applicable provisions of the Certificate.  Except insofar as the same shall be inconsistent with Article IV of the Certificate or any terms of the resolution or resolutions of the Board of Directors providing for the issuance of a series of Preferred Stock, when one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.  Any director chosen in accordance with this section shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3  Removal.   Subject to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by shareholders, with or without cause, only by the affirmative vote of holders of a majority of the votes cast by the shareholders of the Corporation entitled to vote for the election of directors.  Any director may be removed at any time for cause by the affirmative vote of a majority of the entire Board of Directors, i.e., a majority of the total number of directors which there would be if there were no vacancies.

3.4  Meetings.  Meetings of the Board of Directors shall be held at the call of the Chairman of the Board, the Chief Executive Officer or the President, or at the call of the Secretary upon request of a majority of the directors in office, at the time and place fixed by the person calling the meeting.  A majority of the votes of the entire Board of Directors shall constitute a quorum and common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors at which a contract or other transaction between the Corporation and one or more of the directors, or between the Corporation and any corporation, firm, or association of any type or kind in which one or more of the directors are directors or are otherwise interested, is authorized, approved or ratified.  Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

3.5  Compensation.  The Board of Directors by the affirmative vote of a majority of the directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the Corporation as directors, officers, or otherwise.

3.6  Notice.  Written notice of each meeting of the Board of Directors and of the Executive Committee and of any other committee shall be given to each member thereof specifying the time and place of the meeting.  Such notice shall be given by mail, telegram, radiogram, facsimile, telex, or personal service.  Such notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.  Neither the business to be transacted at, nor the purpose of, any such meeting need be specified in the notice or waiver of notice of the meeting.  Notice of any such meeting that is an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in anyone adjournment.

At least twenty-four hours' notice of each such meeting shall be given, provided, however, that notice must be given by telegram, radiogram, facsimile, telex, or personal service when less than four days' notice is given.

If such notice is given to a director by mail, the notice shall be deemed to be given when deposited in the mail addressed to him at his last address as it appears on the records of the Corporation.

The attendance of any director at such a meeting or the participation by any director in such a meeting by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other without protesting prior to the conclusion of the meeting the lack of notice of the meeting shall constitute a waiver of notice by him.

3.7  Action Without A Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors.

3.8  Reliance.  In discharging their duties as members of the Board of Directors, the Executive Committee or any other committee, directors shall not be liable under the laws of the State of New Jersey if, acting in good faith, they rely upon the opinion of counsel for the Corporation, upon written reports setting forth financial data concerning the Corporation and prepared by a firm of independent certified public accountants, upon financial statements, books of account or reports of the Corporation represented to them to be correct by the person presiding at a meeting of the Board of Directors, the President or the Treasurer or the officer of the Corporation having charge of its books of account, or upon written reports of committees of the Board of Directors.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1  Executive Committee.  The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, may appoint from the directors an Executive Committee, who shall have and may exercise all or any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to cause the seal of the Corporation to be affixed to all papers that may require it, except any powers (i) held by the Board of Directors under Articles III, V and XII of the By-Laws, (ii) to submit to the shareholders any action that requires their approval, (iii) to amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors, (iv) to make, alter or repeal any By-Law, (v) to elect or appoint any director or fill vacancies on any committee or in any officer position, or to remove any officer, director, or committee member and (vi) reserved to the Board of Directors by law.

4.2  Other Committees.  The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, may appoint other committees consisting of one or more persons who may be directors and/or non-directors, and such committees shall have and may exercise such powers as shall be conferred or authorized by the affirmative vote of a majority of the entire Board of Directors; provided, however, that such committees shall not have the power to amend or repeal any resolution theretofore adopted by the Board of Directors or any resolution theretofore adopted by the Executive Committee.

4.3  Meetings.  Each meeting of the Executive Committee or of any other committee shall be held at the call of the Secretary upon request of a majority of the members in office of the respective committees, or at the call of the chairman of such committee, if any, and the Chairman of the Board, the Chief Executive Officer or the President if such person is a member of such committee.  The time and place of any meeting of the Executive Committee or any other committee shall be fixed by the person calling the meeting.  Where appropriate communication facilities are reasonably available, any or all members of the Executive Committee or any other committee shall have the right to participate in all or any part of a meeting by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

4.4  Quorum.  A majority of the votes of the entire Executive Committee or any other committee shall constitute a quorum of such committee and common or interested members may be counted in determining the presence of a quorum at any meeting at which a contract or other transaction between the Corporation and one or more of the members of the Executive Committee or any other committee, as the case may be, or between the Corporation and any corporation, firm, or association of any type or kind in which one or more of such members are directors or are otherwise interested, is authorized, approved or ratified.

4.5  Records.  The Executive Committee and any other committee shall keep a record of their proceedings and report the same to the Board of Directors at its next meeting following such meeting of the Executive Committee or any other committee, as the case may be, except that, when the meeting of the Board of Directors is held within two days after the meeting of the Executive Committee or any other committee, as the case may be, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such meeting of the Executive Committee or any other committee.

4.6  Action Without A Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Executive Committee or any other committee may be taken without a meeting if, prior or subsequent to such action, all members of the Executive Committee or of such other committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Executive Committee or such other committee.

4.7  Removal.  The Board of Directors by the affirmative vote of a majority of the entire Board of Directors, may remove any director from membership on the Executive Committee or any other committee at any time, with or without cause.

4.8  Executive Committee Vacancies.  The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, may fill any vacancy occurring in the Executive Committee or any other committee through death, resignation, disqualification, retirement, removal, or other cause.

ARTICLE V

ELECTION AND REMOVAL OF OFFICERS

5.1  President; Chairman; Chief Executive Officer.  At the annual meeting of the Board of Directors to be held immediately after the annual meeting of the shareholders, the Board of Directors shall elect a President, and may in its discretion at any time elect a Chairman of the Board and a Chief Executive Officer, who shall hold office until the next annual meeting of the Board of Directors and until their successors are elected and qualified.

5.2  Secretary; Treasurer.  At its annual meeting the Board of Directors also shall elect a Secretary and a Treasurer and also may elect at any time one or more Assistant Secretaries and one or more Assistant Treasurers who shall act until the next annual meeting of the Board of Directors and until their successors are elected and qualified.

5.3  Vice President; General Counsel.  The Board of Directors also may at any time elect one or more Vice-Presidents, a General Counsel and one or more other officers, all with such special designations, if any, as the Board of Directors may from time to time specify, who shall act until the next annual meeting of the Board of Directors and until their successors are elected and qualified.

5.4  Removal.  Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors.

5.5  Officer Vacancies.  In case of any vacancy in any office of the Corporation through the death, resignation, disqualification, retirement, removal, or other cause, the Board of Directors may elect a successor to hold office until the next succeeding annual meeting of the Board of Directors and until his successor is elected and qualified.

5.6  Expiration of Term.  Notwithstanding anything to the contrary in the By-Laws, the term of office of any officer of the Corporation shall expire upon his death, resignation, disqualification, retirement or removal.

ARTICLE VI

OFFICERS

6.1  Chief Executive Officer.  The Chief Executive Officer shall be the head of the Corporation and in the recess of the Board of Directors and the Executive Committee shall have the general control and management of all the business and affairs of the Corporation.  He shall also exercise such further powers and perform such other duties as may from time to time be conferred upon or assigned to him by the By-Laws, the Board of Directors or the Executive Committee.  He shall make annual reports and submit the same to the Board of Directors and also to the shareholders at their annual meeting, showing the condition and the affairs of the Corporation.  He shall from time to time make such recommendations to the Board of Directors, the Executive Committee and any other committee as he thinks proper and shall bring before the Board of Directors, the Executive Committee and any other committee such information as may be required, relating to the business and property of the Corporation.

6.2  Chairman of the Board.  If a Chairman of the Board is in office, he shall preside at all meetings of the shareholders, the holders of any class of shares and the Board of Directors.  During the absence or disability of the Chairman, or during a vacancy in the office of Chairman of the Board, the Chief Executive Officer or, during the absence or disability of the Chief Executive Officer or during a vacancy in the office of Chief Executive Officer, the President, shall preside at all meetings of the shareholders, the holders of any class of shares and the Board of Directors.

6.3  President and Vice-Presidents.  The President and Vice-Presidents shall exercise such powers, perform such duties, and have such titles as may from time to time be conferred upon or assigned to them by the Board of Directors, the Executive Committee, the Chief Executive Officer and, in the case of the Vice-Presidents, the President.

Except as otherwise provided by the Board of Directors or the Executive Committee, the President shall perform the duties and have the powers of the Chief Executive Officer during the absence or disability of the Chief Executive Officer, or during a vacancy in the office of Chief Executive Officer.  The Board of Directors or the Executive Committee may at any time assign any Vice-President to perform the duties and have the powers of the President during the absence or disability of the President, or during a vacancy in the office of President.

6.4  Secretary and Assistant Secretaries.  The Secretary shall keep a record of all proceedings of the Board of Directors and Executive Committee and of all meetings of the shareholders and meetings of the holders of any class of shares.  He shall use the seal of the Corporation as directed by the Board of Directors or the Executive Committee, and shall perform such other duties as shall be assigned to him by the By-Laws, the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

The Assistant Secretaries shall assist the Secretary and, during the absence or disability of the latter, or during a vacancy in the office of Secretary, shall perform the duties and have the powers of the Secretary.

6.5  Treasurer and Assistant Treasurers.  The Treasurer shall have charge of the funds of the Corporation.  Unless such powers and duties shall have been assigned to other officers of the Corporation by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, the Treasurer (i) shall keep proper books and accounts, showing all the receipts and expenditures or disbursements of the Corporation, with vouchers in support thereof, which books, accounts and vouchers shall be open at all times to the inspection of any member of the Board of Directors, and (ii) shall also from time to time, as required, make reports and statements to the Board of Directors, the Executive Committee and any other committee as to the financial condition of the Corporation and submit detailed statements of the Corporation's receipts and disbursements.  The Treasurer shall also perform such other duties as shall be assigned to him by the By-Laws, the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

All funds of the Corporation shall be deposited in the corporate name of the Corporation by the Treasurer, an Assistant Treasurer or another officer of the Corporation designated by the Treasurer.  During the absence or disability of the Treasurer, the Assistant Treasurers and such other officers of the Corporation designated by the Treasurer, or during a vacancy in the offices of Treasurer and Assistant Treasurer, the Chief Executive Officer, the President, any Vice President, the Secretary, or an Assistant Secretary shall deposit all funds of the Corporation in the corporate name of the Corporation.  All deposits shall be made in such bank or banks of deposit as shall be designated by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.  Such funds shall be disbursed only as provided in Article VII.

The Assistant Treasurers shall assist the Treasurer and, during the absence or disability of the latter, or during a vacancy in the office of Treasurer, shall perform the duties and have the powers of the Treasurer.

ARTICLE VII

AUTHORIZED SIGNATURES

The Chairman of the Board, the Chief Executive Officer, the President, any Vice-President or any other officer, employee or other person designated by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Treasurer, together with the Treasurer or any Assistant Treasurer or any other officer, employee or other person designated by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Treasurer shall sign all checks and drafts necessary to be drawn and may accept any drafts drawn upon the Corporation in due course of business in excess of $10,000 or such other amount as may from time to time be specified by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.  The Board of Directors, the Executive Committee, the Chief Executive Officer, the President or the Treasurer shall provide for the designation of officers, other employees and other persons, each of whom shall have the authority to sign and accept checks and drafts not in excess of $10,000 or such other amount designated pursuant to the preceding sentence.  No promissory note, bond, debenture or other evidence of indebtedness shall be made, signed, issued or endorsed by the Corporation unless signed by the Chairman, the Chief Executive Officer, the President or any Vice-President, together with the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer under powers given by a resolution of the Board of Directors or the Executive Committee except that the Chairman, the Chief Executive Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer or any other officer or employee authorized by the Board of Directors or the Executive Committee may endorse for collection or deposit only, expressly stating the purpose of such endorsement, checks, drafts and promissory notes to the order of the Corporation.

The seal of the Corporation and any or all signatures of the officers or other agents of the Corporation upon a bond and any coupon attached thereto may be facsimiles if the bond is countersigned by an officer or other agent of a trustee or other certifying or authenticating authority.  The shares of stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by the Chairman of the Board, the President, or any Vice-President, and may be signed by the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all signatures upon a certificate may be a facsimile.

ARTICLE VIII

BENEFIT PLANS

The Corporation, by act of the Board of Directors, the Executive Committee, any other committee, or officers of the Corporation delegated by the Board of Directors, may adopt or amend any of the following plans for the benefit of some or all of the employees, officers, directors and agents of the Corporation or any subsidiary thereof, or other persons who are or have been actively engaged in the conduct of the business of the Corporation or any subsidiary thereof, including any who have retired, become disabled, or died prior to the establishment of any plan adopted, and their families, dependents, or beneficiaries:  (a) plans providing for the sale or distribution of any class or series of shares of stock of the Corporation, held by it or issued or purchased by it for the purpose, including stock option, stock purchase, stock bonus, profit-sharing, savings, pension, retirement, deferred compensation and other plans of similar nature, whether or not such plans also provide for the distribution of cash or property other than shares of stock of the Corporation; (b) plans providing for payments solely in cash or property other than shares of stock of the Corporation, including profit-sharing, bonus, savings, pension, retirement, deferred compensation and other plans of similar nature; and (c) plans for the furnishing of medical services; life, sickness, accident, disability, or unemployment insurance or benefits; education; housing; social and recreational services; and other similar aids and services.

ARTICLE IX

TRANSFER OF STOCK

9.1  Form.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares.  Every holder of uncertificated shares of the Corporation shall be entitled upon request to have a stock certificate issued to such holder signed by the chairman of the board, the president or any vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying to the number of shares owned by such shareholder.  Any and all signatures upon a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom either certificated or uncertificated shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.  Notwithstanding any other provision in these By-Laws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements or certificates, and as may be required by applicable law, which system has been approved by the U.S. Securities and Exchange Commission.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

9.2  Transfers.  Transfers of stock shall be made only upon the transfer books of the Corporation or respective transfer agents designated to transfer the several classes of stock and, in the case of shares represented by a certificate or certificates, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

9.3  Lost or Destroyed Certificates.  The Corporation may issue a new stock certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation shall, except as otherwise determined by the board of directors, the chairman of the board, the president, the chief executive officer any vice-president or other authorized officer, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

9.4  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of New Jersey.

9.5  Restrictions on Transfers of Shares.  Notice of any restriction on the transfer of shares of the Corporation’s stock shall be placed on each certificate of stock issued, or in the case of uncertificated shares, contained in the notice sent to the registered holder of such shares, in addition to such other requirements of the laws of the State of New Jersey for such certificate or notice.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and terminate on the last day of December in each year.

ARTICLE XI

SEAL OF CORPORATION

The seal of the Corporation shall be in the custody of the Secretary and such other persons as shall be authorized by the By-Laws and the Board of Directors from time to time and shall have engraved upon it the words “NL INDUSTRIES INC.” arranged in a circle, with the words “INCORPORATED 1891” across the center of the space thus enclosed.

The seal shall be used by such officers as shall be provided for in the By-Laws or by such other persons as shall be authorized by the Board of Directors from time to time.

ARTICLE XII

AMENDMENTS

Subject always to the By-Laws made by the stockholders, the Board of Directors may make By-Laws from time to time, and may alter or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made, by the stockholders at any annual meeting or at any special meeting, provided notice thereof be included in the notice of the meeting.

ARTICLE XIII

INDEMNIFICATION

Any person who is or was a director, officer, employee, or agent of the Corporation and any person who is or was a director, officer, trustee, employee, or agent of any other corporation or any partnership, joint venture, sole proprietorship, trust, or other enterprise, whether or not for profit, serving as such at the Corporation's request, or the legal representative of any such director, officer, trustee, employee, or agent, shall be indemnified by the Corporation to the extent permitted by law against his expenses and liabilities in connection with any pending, threatened, or completed civil, criminal, administrative, or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding involving him by reason of his being or having been such director, officer, trustee, employee or agent.

ARTICLE XIV

ACQUISITION OF SHARES

14.1  Anti-Greenmail Provision.  Except as set forth in the following paragraph, in addition to any affirmative vote of shareholders required by any provision of law, the Certificate or the By-Laws, or any policy adopted by the Board of Directors, neither the Corporation nor any subsidiary of the Corporation shall knowingly effect any direct or indirect purchase or other acquisition of any equity security of any class or classes issued by the Corporation at a price which is in excess of the Market Price of such equity security on the date that the understanding to effect such transaction is entered into by the Corporation (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, and such date to be conclusively established by determination of the Board of Directors), from any Interested Person without the affirmative vote of the holders of the Voting Shares which represent at least a majority of the aggregate voting power of the Corporation, excluding Voting Shares beneficially owned by the selling Interested Person, voting together as a single class.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

The provisions of the preceding paragraph shall not be applicable with respect to:

(i)  any purchase, acquisition, redemption or exchange of such equity securities, the purchase, acquisition, redemption or exchange of which is provided for in the Certificate; or

(ii)  any purchase or other acquisition of equity securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any successor provisions to the Exchange Act, rules or regulations).

For the purpose of these By-Laws:

(i)  “Beneficial Owner” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1990.

(ii)  “Interested Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Exchange Act, as in effect on January 1, 1990, that is the direct or indirect Beneficial Owner of more than 5% of the aggregate voting power of the Voting Shares.

(iii)  “Market Price” of shares of a class of an equity security of the Corporation on any day shall mean the highest sale price (regular way) of shares of such class of such equity security within five trading days, on the principal national securities exchange on which such class of stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the highest reported sale price for such shares in the over-the-counter market as reported on the NASDAQ National Market System, or if such sale prices shall not be reported thereon, the highest bid price so reported, or, if such price shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated.

(iv)  “Voting Shares” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

14.2  Cancellation of Shares.  When shares of the Corporation are reacquired by purchase, by redemption or by their conversion into other shares of the Corporation, the reacquisition shall not effect their cancellation, except as determined by the Board of Directors or as otherwise provided in Article IV of the Certificate.

RESTATED TO REFLECT THE NL INDUSTRIES, INC. BY-LAWS AS AMENDED ON JUNE 28, 1990 AS APPROVED BY THE BOARD OF DIRECTORS, AS SUCH BY-LAWS WERE AMENDED BY THE BOARD OF DIRECTORS AS OF DECEMBER 8, 2003 AND DECEMBER 1, 2007

/s/ A. Andrew R. Louis
A. Andrew R. Louis, Secretary